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                                                                    EXHIBIT 10.2


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                              SAFETY HOLDINGS, INC.


                             STOCKHOLDERS AGREEMENT


                          Dated as of October 16, 2001


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                                TABLE OF CONTENTS
                             (Not Part of Agreement)

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                                                                            PAGE
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Recitals       ...............................................................1

                                    ARTICLE I

                               Certain Definitions

                                   ARTICLE II

                                   Management

Section 2.1    Registration of Common Stock...................................7
Section 2.2    No Conflict with Agreement.....................................7

                                   ARTICLE III

                              Corporate Governance

Section 3.1    Board of Directors.............................................8
Section 3.2    Vacancies......................................................9
Section 3.3    Covenant to Vote...............................................9
Section 3.4    Restrictions On Other Agreements...............................9
Section 3.5    Consent of Management Director.................................9

                                   ARTICLE IV

                               Transfers of Stock

Section 4.1    Restrictions on Transfer......................................10
Section 4.2    Exceptions to Restrictions....................................10
Section 4.3    Endorsement of Certificates...................................11
Section 4.4    Transfers to Competitors......................................12
Section 4.5    Improper Transfer.............................................12
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                                TABLE OF CONTENTS
                             (Not Part of Agreement)

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                                                                            PAGE
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                                    ARTICLE V

                     Rights of First Offer; New Securities;

Section 5.1    Transfers by a Stockholder....................................12
Section 5.2    Transfer of Offered Shares to Third Parties...................13
Section 5.3    Purchase of Offered Shares....................................14
Section 5.4    Waiting Period with Respect to Subsequent Transfers...........14
Section 5.5    Right of First Refusal for New Securities.....................14
Section 5.6    Right to Join in Sale.........................................15
Section 5.7    Take Along....................................................16
Section 5.8    Call Rights Upon Failure to Obtain Necessary Approval.........17
Section 5.9    Legally Binding Obligation; Power of Attorney; Personal
               Rights........................................................17

                                   ARTICLE VI

                               Registration Rights

Section 6.1    Demand Registrations..........................................18
Section 6.2    Piggyback Registrations.......................................20
Section 6.3    Registration Procedures.......................................21
Section 6.4    Indemnification...............................................24
Section 6.5    Contribution..................................................26
Section 6.6    Rule 144......................................................27
Section 6.7    Limitations on Subsequent Registration Rights.................27

                                   ARTICLE VII

                                   Termination

Section 7.1    Certain Terminations..........................................27
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                                TABLE OF CONTENTS
                             (Not Part of Agreement)

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                                  ARTICLE VIII

                                  Miscellaneous

Section 8.1    Successors and Assigns........................................28
Section 8.2    Amendment and Modification; Waiver of Compliance; Conflicts...28
Section 8.3    Notices.......................................................28
Section 8.4    Entire Agreement..............................................29
Section 8.5    Inspection....................................................29
Section 8.6    Headings......................................................29
Section 8.7    Recapitalizations, Exchanges, Etc., Affecting the Common
               Stock; New Issuances..........................................29
Section 8.8    Ratification of Prior Acts of Board of Directors of Company;
               Right to Negotiate............................................30
Section 8.9    LITIGATION....................................................30
Section 8.10   No Strict Construction........................................30
Section 8.11   Counterparts..................................................31
Section 8.12   New Stockholders..............................................31
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                                       iii
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                                    EXHIBITS

Exhibit A      Stockholder Schedule

Exhibit B      Form of Jordan Investor Subscription Agreement

Exhibit C      Form of Management Subscription Agreement

Exhibit D      Form of 2001 Restricted Stock Plan

Exhibit E      Form of Purchase Agreement

Exhibit F      Form of Stock Purchase Agreement

Exhibit G      Form of By-Laws of the Company

Exhibit H      Form of Management Consulting Agreement

                                       iv
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                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT, dated as of October 16, 2001 (this "AGREEMENT"), is by and among Safety Holdings, Inc., a Delaware corporation (the "COMPANY"), JZ Equity Partners, PLC, a public limited company incorporated in England and Wales ("JZEP"), the Jordan Investors (as hereinafter defined) that are signatories hereto, and certain directors, officers and employees of the Company who are signatories hereto (the "MANAGEMENT STOCKHOLDERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, on the date hereof, the Company is authorized by its Restated Certificate of Incorporation (as amended, restated or otherwise modified from time to time, the "CERTIFICATE OF INCORPORATION") to issue an aggregate of 500,000 shares of capital stock, consisting of (i) 400,000 shares of Common Stock, par value $0.01 per share ("COMMON STOCK") and (ii) 100,000 shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"). Each class of Stock (as defined below) has the respective voting powers, designations, preferences and relative qualifications, limitations and restrictions set forth with respect thereto in the Certificate of Incorporation;

     WHEREAS, as of the date hereof and after giving effect to the transactions contemplated hereby, the Stockholders (as defined below) will beneficially own the number of shares of Stock as set forth in the Stockholder Schedule attached as EXHIBIT A hereto (the "STOCKHOLDER SCHEDULE");

     WHEREAS, the Company has entered into the Jordan Investors Subscription Agreement, dated as of the date hereof and in substantially the form of EXHIBIT B attached hereto (as amended, restated or otherwise modified from time to time, the "JORDAN INVESTOR SUBSCRIPTION AGREEMENT"), by and among the Company and the Jordan Investors, pursuant to which the Jordan Investors are purchasing 90,875 shares of Common Stock;

     WHEREAS, the Company has entered into the Management Subscription Agreement, dated as of the date hereof and in substantially the form of EXHIBIT C attached hereto (as amended, restated or otherwise modified from time to time, the "MANAGEMENT SUBSCRIPTION AGREEMENT"), by and among the Company and the Management Investors, pursuant to which the Management Investors will purchase 57,000 shares of Common Stock;

     WHEREAS, the Company has adopted the 2001 Restricted Stock Plan, dated as of the date hereof and substantially in the form of EXHIBIT D hereto (as amended, restated or otherwise modified from time to time, the "RESTRICTED STOCK PLAN") and authorized the issuance to each of David F. Brussard and Daniel D. Loranger of 10,000 and 2,500 shares of Common Stock, respectively.

     WHEREAS, the Company has entered into the Purchase Agreement, dated as of the date hereof and in substantially the form of EXHIBIT E hereto (as amended, restated or otherwise modified, from time, the "PURCHASE AGREEMENT"), by and among the Company and JZEP, pursuant to which JZEP will purchase $30 million of the Company's 13.00% Senior

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Subordinated Notes (the "SUBORDINATED NOTES"), 22,400 shares of Preferred Stock and 89,625 shares of Common Stock;

     WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company;

     WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of certain shares of capital stock of the Company, including issued and outstanding shares of Common Stock, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "AFFILIATE" of any specified Person shall mean any other Person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (b) that beneficially owns or holds 10% or more of the Voting Stock of such specified Person or (c) 10% or more of the Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the equity interests) of which is beneficially owned or held by such specified Person or one of its subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing, (i) the Principals and their respective Affiliates shall be deemed to be Affiliates of the Company and (ii) none of JZEP nor any of its Affiliates, shall be deemed, because of their investment in the Stock, to be Affiliates of the Company.

     "AGREEMENT" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-laws and applicable law and duly authorized to make the relevant determination or take the relevant action.

     "BY-LAWS" shall mean the By-Laws of the Company as amended and in effect on the date hereof, substantially in the form of EXHIBIT G hereto, and as hereafter further amended or restated in accordance with the terms hereof and pursuant to applicable law.

     "CERTIFICATE OF INCORPORATION" shall have the meaning specified in the first recital.

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     "CHANGE OF CONTROL" means any of the following: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, (iii) the closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing or (iv) the voluntary liquidation or dissolution of the Company; provided, however, that the term "Change of Control" shall not include any liquidation, dissolution or other transaction mandated under any agreement, instrument or commitment of the Company or its subsidiaries for borrowed money or other extension of credit, whether now existing or hereafter created.

     "COMMISSION" shall mean the U.S. Securities and Exchange Commission and any successor commission or agency having similar powers.

     "COMMON STOCK" shall have the meaning specified in the first recital.

     "COMPANY" shall have the meaning specified in the Preamble.

     "COMPANY SECURITIES" shall have the meaning specified in SECTION 6.1(f).

     "DATE OF DELIVERY" means, for purposes of ARTICLE V, the date that a particular notice is received or deemed to be received.

     "DISPOSING STOCKHOLDER" shall have the meaning specified in SECTION 5.6(a).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute.

     "FIRST OFFER PRICE" shall have the meaning specified in SECTION 5.1(a).

     "GAAP" shall mean the generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

     "HOLDER REQUEST" shall have the meaning specified in SECTION 6.1(a).

     "INVESTMENT AGREEMENT" shall have the meaning specified in the Introduction.

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     "JORDAN INVESTORS" shall mean the Persons signatories to the Jordan
Investor Subscription Agreement, and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

     "JORDAN INVESTOR SUBSCRIPTION AGREEMENT" shall have the meaning specified in the Introduction.

     "JZEP" shall mean JZ Equity Partners PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) and its nominees.

     "MANAGEMENT CONSULTING AGREEMENT" shall mean the Management Consulting Agreement, of even date herewith, by and among TJC Management, the Company and its Subsidiaries substantially in the form attached hereto as EXHIBIT H, as amended, restated or otherwise modified from time to time.

     "MANAGEMENT INVESTORS" shall mean any officer or managerial employee of the Company or any of its Subsidiaries who acquires any shares of Common Stock from the Company pursuant to the Management Subscription Agreement, or any other subscription agreement presented by the Company to an officer or managerial employee of the Company, and enters into or becomes subject to this Agreement (including execution of a counterpart to this Agreement), and any Permitted Transferee of any of such Persons who becomes a Stockholder in accordance with the terms hereof (including execution of a counterpart to this Agreement).

     "MANAGEMENT STOCKHOLDERS" shall have the meaning specified in the preamble.

     "MANAGEMENT SUBSCRIPTION AGREEMENT" shall have the meaning specified in the fourth recital.

     "MANAGING UNDERWRITER" shall mean the investment banker (or investment bankers) that shall manage or act as "book runner" for any offering of the Company's Stock.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NEW SECURITIES NOTICE" shall have the meaning specified in SECTION 5.5(c).

     "NOTICE OF EXERCISE" shall have the meaning specified in SECTION 5.1(b).

     "NOTICE OF INTENTION" shall have the meaning specified in SECTION 5.1(a).

     "OFFERED SECURITIES" shall have the meaning specified in SECTION 5.1(a).

     "PERCENTAGE OWNERSHIP" means, with respect to any Stockholder at any time,
(i) the number of shares of Common Stock that such Stockholder beneficially owns (or, without duplication, has the right to acquire pursuant to any securities convertible into or exchangeable for Common Stock, options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock) at such time, including, without limitation, the Restricted Shares that are vested under the Restricted Stock

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Plan, divided by (ii) the total number of shares of Common Stock outstanding at such time and all shares described in the parenthetical in clause (i) of this definition for any Stockholder.

     "PERMITTED TRANSFEREE" shall mean, (i) the Company or any Jordan Investor and (ii) those Persons to whom transfers of Stock are permitted to be made pursuant to SECTIONS 4.1, 4.2, 5.1 and 5.2.

     "PERSON" shall mean an individual, a corporation, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

     "PREFERRED STOCK" shall have the meaning specified in the first recital and shall include any payment-in-kind dividends thereon.

     "PRINCIPALS" shall mean The Jordan Company, LLC and its Affiliates, principals, partners, stockholders, members and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing. Notwithstanding the foregoing, JZEP, shall not be deemed to be a Principal or an Affiliate of a Principal.

     "PROPOSED PURCHASER" shall have the meaning specified in SECTION 5.6(b).

     "PUBLIC DISTRIBUTION" shall mean a Public Offering of Common Stock, at the conclusion of which the aggregate number of shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act equals at least 5% of the shares of Common Stock then outstanding (on a fully diluted basis) after giving effect to such sale and results in the Company receiving at least $25 million in gross proceeds from such sale.

     "PUBLIC OFFERING" shall mean a bona fide underwritten public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

     "PURCHASE OFFER" shall have the meaning set forth in SECTION 5.6(b).

     "QIB" shall mean a "qualified institutional buyer" as defined under Rule 144A of the Securities Act that is a financial or institutional investor.

     "REGISTRABLE SECURITIES" shall mean the following:

     (a) all shares of Common Stock outstanding on the date hereof and now or hereafter owned of record by the Stockholders;

     (b) all shares of Common Stock which have vested under the Restricted Stock Plan; and

     (c) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clauses (a) or (b) by way of a stock

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dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

     As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with ARTICLE VI hereof, including, without limitation, all Commission, stock exchange or NASD registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and one firm of counsel (other than in-house counsel) retained by the holders of Registrable Securities held by each of JZEP and the Jordan Investors, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

     "REQUESTING STOCKHOLDER" shall have the meaning specified in
SECTION 6.1(a).

     "SALE PROPOSAL" shall have the meaning specified in SECTION 5.1(a).

     "SECURITIES ACT" shall mean, as of any date, the Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

     "SELLING INVESTORS" shall have the meaning specified in SECTION 5.7.

     "SELLING STOCKHOLDER" shall have the meaning specified in SECTION 5.1(a).

     "STOCK" shall mean (a) the Common Stock and the Preferred Stock issued and outstanding at the date hereof, (b) any Restricted Shares and (c) any Common Stock, Preferred Stock or other capital stock of the Company hereafter acquired by any Stockholder, including pursuant to ARTICLE V of this Agreement, or pursuant to any convertible security, option, warrant or other right to acquire Common Stock, Preferred Stock or capital stock of the Company, whether or not held by them as of the date hereof.

     "STOCK PURCHASE AGREEMENT" shall have the meaning specified in the Recitals.

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     "STOCKHOLDER" shall mean any of the Jordan Investors, JZEP and the
Management Investors, and any Permitted Transferee of any such Person or other transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

     "STOCKHOLDER SCHEDULE" shall have the meaning specified in the Recitals.

     "SUBORDINATED NOTES" shall have the meaning specified in the Recitals.

     "SUBSIDIARY" shall mean as to any Person a corporation of which outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

     "TJC MANAGEMENT" shall mean TJC Management Corp., a Delaware corporation, or its designee.

     "TRANSFER" shall have the meaning set forth in SECTION 4.1.

     "UNDERWRITTEN OFFERING" shall have the meaning specified in SECTION 6.1(b).

     "VOTING STOCK" shall mean capital stock of the Company (other than Preferred Stock) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

     "VOTING STOCKHOLDER" shall mean a Stockholder who holds, without duplication, Voting Stock or retains, by proxy or otherwise, the power to vote such Voting Stock.

                                   ARTICLE II

                                   MANAGEMENT

     Section 2.1 REGISTRATION OF COMMON STOCK. In the event of a Public Offering of the Company's Common Stock, each Voting Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase or decrease the number of authorized shares of Common Stock and, if necessary, increase or decrease the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend, reverse stock split or otherwise, or change in its par value, as recommended in good faith by a majority of the members of the Board of Directors in order to facilitate such Public Offering.

     Section 2.2 NO CONFLICT WITH AGREEMENT. Each Voting Stockholder shall vote his shares of Voting Stock to ensure that the Certificate of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Agreement.

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                                   ARTICLE III

                              CORPORATE GOVERNANCE

     Section 3.1 BOARD OF DIRECTORS. (a) The Stockholders hereby agree that at all times after the date hereof, the Board of Directors of the Company shall consist of not less than one (1) nor more than four (4) members. Promptly after the date hereof, the Stockholders shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, the designees described below to be members of the Company's Board of Directors:

          (i) three (3) individuals designated by the Jordan Investors ("JORDAN DIRECTORS"), which Jordan Directors initially shall be John W. Jordan II, David W. Zalaznick and A. Richard Caputo, Jr.; and

          (ii) one (1) individual designated by the Management Stockholders ("MANAGEMENT DIRECTOR"), which Management Director initially shall be David
     F. Brussard; PROVIDED, HOWEVER in the event that (x) the Management Director ceases to be employed by the Company or its Subsidiaries for any reason or (y) the Company shall exercise its repurchase rights with respect to the Stock owned by Mr. Brussard pursuant to Section 8 of the Management Subscription Agreement, then the Stockholders shall promptly take all actions necessary to cause the resignation or removal of the Management Director and elect or cause the Board of Directors to approve and appoint, an individual designated by the Management Stockholders then employed by the Company or its subsidiaries; and, PROVIDED, FURTHER, that if the Company exercises its purchase rights pursuant to Section 5.8 of this Agreement, then the Stockholders shall promptly take all actions necessary to cause the resignation or removal of the Management Director and elect, or cause the Board of Directors to approve and appoint, an individual designated by the Jordan Investors and, at all times thereafter, the Jordan Investors shall have the right to appoint all four members of the Board of Directors and the Management Stockholders shall no longer have the right to appoint any members of the Board of Directors.

     (b) Each Stockholder hereby agrees to vote all shares of Voting Stock owned or held of record by such Stockholder at each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary to cause, the election as members of the Board of Directors of those individuals described in SECTION 3.1(a) in accordance with, and to otherwise effect the intent of, the provisions of SECTION 3.1(a). A Director may be removed from the Board of Directors only by the Stockholders entitled to designate such Director pursuant to this ARTICLE III, PROVIDED, that any Management Director may be removed, upon the vote of a majority of the Jordan Directors, as set forth in SECTION 3.1(a)(ii).

     (c) Except as provided in this SECTION 3.1, directors shall be elected by a plurality of the votes cast at annual meetings of Stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier

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resignation or removal. Any director may resign at any time upon notice to the
Company. Directors need not be stockholders.

     Section 3.2 VACANCIES. Subject to SECTION 3.1(a)(ii), in the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Stockholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Stockholders that had, pursuant to SECTION 3.1(a), designated or elected the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors. During the period, from the time the vacancy is created until a new director is designated pursuant to SECTION 3.1(a), the remaining Jordan Directors may appoint a replacement to act as a director until a new director is duly elected.

     Section 3.3 COVENANT TO VOTE. Each Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of stockholders of the Company and to vote all Voting Stock owned or held of record by such Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this
ARTICLE III.

     Section 3.4 RESTRICTIONS ON OTHER AGREEMENTS. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Stock nor shall any Stockholder enter into any other agreements or arrangements of any kind with any Person with respect to the Stock on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Stockholders, holders of Stock that are not parties to this Agreement or otherwise), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Stock inconsistent herewith.

     Section 3.5 CONSENT OF MANAGEMENT DIRECTOR. All matters requiring the approval of the Board of Directors, which shall include any transaction that constitutes a Change of Control, including, but not limited to transfers of shares pursuant to SECTION 5.7 below, shall be decided by the affirmative vote of a majority of the members of the Board of Directors in office, as set forth in the By-Laws, Certificate of Incorporation or as otherwise provided by law; PROVIDED, HOWEVER that the affirmative vote of the Management Director shall be required to effect a Change of Control. Notwithstanding the foregoing, a majority of the members of the Board of Directors may cause the Company to effectuate a Change of Control provided the Company first exercises its right to repurchase the shares of Common Stock held by the Management Investors as set forth in SECTION 5.8 below.

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                                   ARTICLE IV

                               TRANSFERS OF STOCK

     Section 4.1 RESTRICTIONS ON TRANSFER. Each Stockholder agrees that such Stockholder will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) any Stock or any rights or interests therein (collectively, a "TRANSFER"), except (a) as provided in SECTION 4.2; (b) in accordance with ARTICLE V; or (c) with regard to any bona fide pledge, hypothecation or similar charge by JZEP and any foreclosure in connection therewith. In addition to the other restrictions noted in this ARTICLE IV, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Stock except as permitted under the Securities Act and other applicable securities laws.

     Section 4.2 EXCEPTIONS TO RESTRICTIONS. The provisions of SECTION 4.1 and
ARTICLE V shall not apply to any of the following Transfers:

     (a) (i) From any of the Jordan Investors to any of the other Jordan Investors or JZEP, (ii) from any Jordan Investor to any trust, partnership, limited liability company or similar entity solely for such Jordan Investor's benefit or the benefit of such Jordan Investor's family members, or (iii) from any of the Jordan Investors to any corporation, partnership or other entity that is controlled by and whose owners or beneficiaries are Jordan Investors or a trust created solely for the benefit of a Jordan Investor or the spouse or children of a Jordan Investor, or (iv) any pension, profit sharing, 401(k) or similar plan for such Jordan Investor's benefit; provided, that with respect to clause (ii) such Jordan Investor acts as trustee and retains the sole power to direct the voting and disposition of such shares; and PROVIDED, FURTHER, that in the case referred to in clauses (i), (ii) and (iii), each such Person including any such entity shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement as a Stockholder.

     (b) (i) From any Management Investor to any trust, partnership, limited liability company or similar entity solely for such Management Investor's benefit or the benefit of such Management Investor's family members, or (ii) any pension, profit sharing, 401(k) or similar plan for such Management Investor's benefit; PROVIDED, that, with respect to clause (i), such Management Investor acts as trustee and retains the sole power to direct the voting and disposition of such Stock; and PROVIDED, FURTHER, that in the case referred to in clause
(i), each such Person including any such trust shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement as a Stockholder.

     (c) From any Management Investor or Permitted Transferee of a Management
Investor to the Company pursuant to SECTION   of the Management Subscription
Agreement.

     (d) Pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act.

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     (e) From any Jordan Investor or any Management Investor to the family members of such Stockholders, PROVIDED, that such Person shall execute a counterpart and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound by the terms of the Agreement as a Stockholder.

     (f) From any Jordan Investor to any foundations, charitable remainder trust, or charitable, religious or non-profit organization.

     (g) From any Stockholder to any Person pursuant to SECTIONS 5.6 and 5.7.

     (h) From any Stockholder to the Company.

     (i) From JZEP to any Institutional Holder, under and as defined in the Purchase Agreement.

     (j) From any Institutional Holder to any of its Affiliates (or any successor to all or substantially all of its assets).

     Section 4.3 ENDORSEMENT OF CERTIFICATES.

     (a) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates representing shares of issued and outstanding Common Stock and Preferred Stock shall be endorsed at all times prior to any Public Offering of such shares or sale of such shares pursuant to Rule 144 under the Securities Act as follows:

          THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED
     OCTOBER 16, 2001 AMONG THE COMPANY AND ITS STOCKHOLDERS. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY C/O THE JORDAN COMPANY, LLC AT 767 FIFTH AVENUE, 48TH FLOOR, NEW YORK, NEW YORK 10153.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

     At the request of the Stockholder, the Company shall remove the legend referring to the Securities Act at such time as the Stock becomes eligible for resale pursuant to Rule 144(k) under the Securities Act. At the request of the Stockholder, the Company shall remove the legend referring to the Stockholders Agreement and any applicable Subscription Agreement at such time as such Agreements no longer restrict the Transfer of the Stock.

     (b) Except as otherwise expressly provided in this Agreement, all certificates representing shares of Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the legends set forth above, and the shares of Stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The rights and obligations of each party hereto shall inure to and be binding upon each transferee to whom Stock is Transferred by any party hereto, whether or not such Transfer is permitted under the terms of this Agreement, except for Transfers described in
SECTION 4.2(d). Prior to consummation of any Transfer, except for Transfers described in SECTION 4.2(d), such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Any Stockholder wishing to Transfer Stock shall give written notice to the Company prior to any transfer (whether or not to a Permitted Transferee) of any Stock.

     Section 4.4 TRANSFERS TO COMPETITORS. Notwithstanding SECTIONS 4.1, 4.2 and
ARTICLE V, and except as provided in SECTION 5.7, no Stockholder will Transfer any Stock to any person that competes, directly or indirectly, with the business conducted or then proposed to be conducted by the Company and its Subsidiaries.

     Section 4.5 IMPROPER TRANSFER. Any attempt to Transfer or encumber any Stock not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                                    ARTICLE V

                     RIGHTS OF FIRST OFFER; NEW SECURITIES;

                       TAG ALONG RIGHTS; DRAG ALONG RIGHTS

     Section 5.1 TRANSFERS BY A STOCKHOLDER.

     (a) Except for Transfers permitted by SECTIONS 4.1 or 4.2, if at any time any Stockholder shall desire to sell any Stock owned by such Stockholder (such Stockholder desiring to sell shares of such Stock being referred to herein as a "SELLING STOCKHOLDER"), then such Selling Stockholder shall deliver written notice of its desire to sell such Stock (a "NOTICE OF INTENTION"), accompanied by a copy of a proposal relating to such sale (the "SALE PROPOSAL"), to each of the other Stockholders and to the Company, setting forth such Selling Stockholder's desire to make such sale (which shall be for cash only), the number and class of shares of Stock proposed to be transferred (the "OFFERED SECURITIES") and the price at which such Selling Stockholder proposes to sell the Offered Securities (the "FIRST OFFER PRICE") and other terms applicable thereto.

     (b) Upon receipt of the Notice of Intention, the Company and the other Stockholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to
SECTION 5.1(d), any portion of the Offered Securities in the following order of priority: (i) if the Selling Stockholder is a Management Investor or a Permitted Transferee of a Management Investor, the Company shall have the first right to purchase the Offered Securities, and thereafter, the Stockholders shall have the right to purchase the Offered Securities allocated on a pro rata basis among the Stockholders so electing to purchase according to their Percentage Ownership (or in such other proportion as such other Stockholders may agree) and (ii) if the Selling Stockholder is a Jordan Investor or JZEP or a Permitted Transferee of a Jordan Investor or JZEP, the other Jordan Investors, JZEP and any such Permitted Transferee shall have the first right to purchase the Offered Securities allocated on a pro rata basis among those of the Jordan Investors, JZEP and any such Permitted Transferee so electing to purchase according to their Percentage Ownership (or in such other proportion as such Jordan Investors, JZEP and any such Permitted Transferee may agree), thereafter, the Company shall have the right to purchase the Offered Securities, and thereafter, all other Stockholders shall have the right to purchase the Offered Securities allocated on a pro rata basis among the Stockholders so electing to purchase (or in such other percentages as such other Stockholders may agree). The rights of the Stockholders and the Company pursuant to this SECTION 5.1(b) shall be exercisable by the delivery of notice to the Selling Stockholder (the "NOTICE OF EXERCISE"), within 30 calendar days from the Date of Delivery of the Notice of Intention. The Notice of Exercise shall state the total number of shares of the Offered Securities such Stockholder (or the Company) is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by each Stockholder to the Company and each other Stockholder. The rights of the Stockholders and the Company pursuant to this SECTION 5.1(b) shall terminate if no Notice of Exercise is delivered within 30 calendar days after the Date of Delivery of the Notice of Intention.

     (c) Subject to SECTION 5.1(d), in the event that the Stockholders or the Company exercise their rights to purchase Offered Securities in accordance with
SECTION 5.1(b), then the Selling Stockholder must sell the Offered Securities to such Stockholders (or, as the case may be, the Company) in accordance with
SECTION 5.3. If the Stockholders collectively request to purchase more than the amount of Offered Securities, then, subject to the priorities established in
SECTION 5.1(b), such Stockholders will be allocated such Offered Securities based upon the priorities set forth in SECTION 5.1(b) and then on a pro rata basis according to their Percentage Ownership within such group of Stockholders.

     (d) Notwithstanding the foregoing provisions of this SECTION 5.1, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, no Stockholder or Stockholders nor the Company may purchase any Offered Securities hereunder unless all of the Offered Securities are to be so purchased.

     (e) For purposes of this ARTICLE V, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights on the day after the last day of such period.

     (f) Each Stockholder in its capacity only as a stockholder (i) agrees and acknowledges that the Company may purchase or acquire Common Stock pursuant to
SECTION 5.1(b) hereof and (ii) approves such purchases and acquisitions, and waives any objection or claim relating thereto, whether against the Company, the Board of Directors or otherwise.

     Section 5.2 TRANSFER OF OFFERED SHARES TO THIRD PARTIES. If all notices required to be given pursuant to SECTION 5.1 by a Selling Stockholder have been duly given and the Stockholders and the Company do not exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the Selling Stockholder does not desire to sell less than all the Offered Securities or if with the consent of the Selling Stockholder, the other Stockholders and the Company purchase less than all of the Offered Securities pursuant to the provisions hereof, then in either such event the Selling Stockholder shall have the right, subject to compliance by the Selling Stockholder with the provisions of SECTIONS 4.3 and 4.4 hereof, for a period of 120 calendar days from the earlier of (i) the expiration of the other Stockholders' or Company's rights to purchase such Stock pursuant to SECTION 5.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from all of the other Stockholders and the Company that they will not exercise in whole or in part the rights granted pursuant to
SECTION 5.1, to sell to any third party all (but not less than all) of the Offered Securities remaining unsold at a price of not less than 95% of the First Offer Price, and on the other terms specified in the Sale Proposal.

     Section 5.3 PURCHASE OF OFFERED SHARES. The consummation of any purchase and sale pursuant to SECTION 5.1 shall take place on such date, not later than 30 calendar days after the expiration of the option period pursuant to SECTION
5.1 with respect to such option, as the Selling Stockholder shall select. Prior to the date selected by the Selling Stockholder, the purchasers shall execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such purchasers shall fully comply with the terms of this Agreement. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Stockholder free and clear of any liens, against delivery of the First Offer Price, payable in the manner specified in SECTION 5.1(a).

     Section 5.4 WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that the Stockholders and the Company do not exercise their options to purchase all of the Offered Securities, and the Selling Stockholder shall not have sold the remaining Offered Securities to a third party for any reason before the expiration, as applicable, of the 120-day period described in SECTION 5.2, then such Selling Stockholder shall not deliver another Notice of Intention pursuant to SECTION 5.1 for a period of 120 calendar days after the last day of such 120-day period.

     Section 5.5 RIGHT OF FIRST REFUSAL FOR NEW SECURITIES.

     (a) The Company hereby grants to each of the Stockholders a right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell. Such right of first refusal shall allow each Stockholder to purchase its pro rata share based on its Percentage Ownership of the New Securities proposed to be issued, provided, that if the New Securities are Preferred Stock, then the holders of then outstanding Preferred Stock will have the first and prior right of first refusal with respect to such Preferred Stock, and the other Stockholders will only be entitled to exercise their right of first refusal to the extent such Preferred Stockholders do not exercise their right of first refusal. In the event a Stockholder does not purchase any or all of its pro rata share based on its Percentage

Ownership of New Securities, the remaining Stockholders shall each have the right to purchase its pro rata share based on its Percentage Ownership of such unpurchased New Securities until all of the New Securities are purchased or until no other Stockholder desires to purchase any more New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the New Securities Notice described in
SECTION 5.5(c) below.

     (b) "NEW SECURITIES" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into, or exchangeable for, capital stock; PROVIDED, HOWEVER, that the term "NEW SECURITIES" does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of 50% or more of the voting power of such corporation; (ii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iii) subject to compliance with the Stock Purchase Agreement, if applicable, shares of Common Stock including warrants, options or other rights to purchase capital stock, or that are convertible into or exchangeable for capital stock of the Company (collectively, "CAPITAL STOCK RIGHTS"), issued in connection with any senior subordinated or other debt financing or preferred stock financing of the Company and its Subsidiaries provided by persons who are not Affiliates of the Company; PROVIDED, HOWEVER, that such Common Stock or Capital Stock Rights shall not be excluded from the definition of New Securities to the extent a Stockholder agrees to purchase or subscribe for the entire strip of financing or securities relating to such Common Stock or Capital Stock Rights in the same proportion as being offered to a third-party investor; (iv) Restricted Shares issued under the Restricted Stock Plan; (v) shares of Common Stock issued pursuant to any Public Offering; (vi) shares of Common Stock issued to a member of the management of the Company employed by the Company subsequent to the date hereof under any incentive plan or upon exercise of options granted under any incentive stock option plan; or (viii) shares of Preferred Stock issued as "payment-in-kind" dividends thereon as provided in the Certificate of Incorporation.

     (c) In the event the Company proposes to undertake an issuance of New Securities, it shall promptly give each Stockholder written notice ("NEW SECURITIES NOTICE") of its intention, describing the class and number of securities intended to be issued as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder shall have 30 calendar days from the Date of Delivery of the New Securities Notice to determine whether to purchase all or any portion of the Stockholder's pro rata share based on its Percentage Ownership of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (d) The Company shall have 180 days from the expiration of the period set forth in SECTION 5.5(c) to issue, sell or exchange all or any part of such New Securities which Stockholders have not elected to purchase, but only upon terms and conditions which are not materially more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the New Securities Notice.

     Section 5.6 RIGHT TO JOIN IN SALE.

     (a) In addition to the requirements imposed by SECTION 5.1, if any Stockholder proposes to Transfer (other than Transfers permitted pursuant to SECTIONS 4.1 or 4.2), its or their outstanding Common Stock (or securities convertible into, or exchangeable or exercisable for shares of Common Stock at the right of the holder) (each, a "DISPOSING STOCKHOLDER"), such person shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, each other Stockholder shall have been afforded the opportunity to join in such transaction or transactions on a pro rata basis, as hereinafter provided.

     (b) Prior to consummation of any proposed Transfer of shares of Common Stock described in SECTION 5.6(a), the Disposing Stockholder or Stockholders shall cause the person or group that proposes to acquire such shares (the "PROPOSED PURCHASER") to offer (the "PURCHASE OFFER") in writing to each other Stockholder to purchase shares of Common Stock owned or acquirable by such Stockholder, such that the number of shares of such Common Stock so offered to be purchased from such Stockholder shall be equal to the product of (i) the total number of shares of Common Stock (including the Restricted Shares, to the extent vested under the Restricted Stock Plan) then owned by such Stockholder multiplied by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock (including the Restricted Shares, to the extent vested under the Restricted Stock Plan) proposed to be purchased by the Proposed Purchaser from all Stockholders and the denominator of which is the aggregate number of shares of Common Stock (including the Restricted Shares, to the extent vested under the Restricted Plan) then outstanding. Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of Common Stock to be sold by the Disposing Stockholder or Stockholders. Each Stockholder shall have 20 calendar days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as such Stockholder and the Proposed Purchaser may agree. The number of shares of Common Stock to be Transferred to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of shares of Common Stock purchased by the Proposed Purchaser from the other Stockholders pursuant to the provisions of this SECTION 5.6(b). In the event that a Transfer subject to this
SECTION 5.6 is to be made to a Proposed Purchaser that is not a Stockholder, the Disposing Stockholder shall notify the Proposed Purchaser that the Transfer is subject to this SECTION 5.6 and shall ensure that no Transfer is consummated without the Proposed Purchaser first complying with this SECTION 5.6. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this SECTION 5.6.

     (c) Anything in this Agreement to the contrary notwithstanding, compliance by any Stockholder with any provision contained in SECTION 5.1 thereof shall not be deemed a waiver to comply with the terms and conditions of SECTION 5.6 hereof. Such compliance by any Stockholder of SECTIONS 5.1 and 5.6 hereof may be exercised concurrently.

     Section 5.7 TAKE ALONG. Subject to SECTION 3.5, if at any time Stockholders representing a majority of the shares of Common Stock beneficially owned by the Jordan Investors (being referred to in this SECTION 5.7 as the "SELLING INVESTORS") shall determine to sell or exchange (in a business combination or otherwise) all of their aggregate shares of Common Stock in a bona fide arm's-length transaction to a third party in which the same price per share shall be payable in respect of all shares of any class of the Common Stock, then, upon the written request of such Selling Investors, each other Stockholder shall be obligated to, and shall, if so requested by such third party, (a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, all shares of Common Stock owned by them at the same price per share and on the same terms as are applicable to the Selling Investors, (b) if stockholder approval of the transaction is required, vote his, her or its shares of Voting Stock in favor thereof, and (c) convert, exercise or exchange, as the case may be, into Common Stock any convertible securities, warrants, options or other rights to acquire Common Stock that are held by such Stockholder.

     Section 5.8 CALL RIGHTS UPON FAILURE TO OBTAIN NECESSARY APPROVAL. In the event that the Board of Directors intends to effectuate a Change of Control where the affirmative vote of the Management Director is required, but has not been obtained with respect to such action, then prior, and as a condition to causing the Company to effectuate such action, the Company shall have, and shall be required to offer to purchase from the Management Investors all, but not less than all, of the shares of Common Stock (other than shares of Common Stock issued pursuant to the Restricted Stock Plan) held by the Management Investors by giving the Management Investors notice within 30 days following such vote of the Board of Directors at a price per share equal to the quotient of (x) $42.5 million divided by (y) the aggregate number of shares of Common Stock (other than shares of Common Stock issued pursuant to the Restricted Stock Plan) issued and outstanding on a fully-diluted basis as of the date hereof. For this purpose, "FULLY-DILUTED BASIS" shall assume the full exercise of all options, warrants, calls and other similar securities and the full conversion (if dilutive) of all convertible stock, notes or other convertible securities, among other things.

     Section 5.9 LEGALLY BINDING OBLIGATION; POWER OF ATTORNEY; PERSONAL RIGHTS. The making of a written offer, giving or failing to give written notice within the stated period, accepting an offer or making a decision or election, in each case as provided in SECTION 5.1 or 5.2, shall create a legally binding obligation to buy or sell, or an obligation not to buy or sell, as the case may be, the subject Stock as provided in such SECTION 5.1 or 5.2.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

     Section 6.1 DEMAND REGISTRATIONS.

     (a) At any time and from time to time from and after the first anniversary of a Public Offering, the Stockholders holding two-thirds of the issued and outstanding Registrable Securities (the "REQUESTING STOCKHOLDERS") may request in writing that the Company effect the registration under the Securities Act of all or part of such holder's or holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "HOLDER REQUEST"). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration, and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register by such Requesting Stockholder; and

          (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

PROVIDED, HOWEVER, that the Company shall not be obligated to file a registration statement relating to any Holder Request under this SECTION 6.1(a):

          (x) with regard to more than two Holder Requests by the Stockholders other;

          (y) unless the Company shall have received requests for such registration with respect to at least 5% of the shares of Common Stock then outstanding, and unless the aggregate purchase price of the Registrable Securities to be included in the requested registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $25 million; or

          (z) other than a registration statement on Form S-3 or a similar short form registration statement, within a period of 6 months after the effective date of any other registration statement relating to any registration request under this SECTION 6.1(a) that was not effected on Form S-3 (or any similar short form);

PROVIDED, FURTHER, HOWEVER, that the Company may postpone for not more than 30 calendar days, on one occasion only with respect to each request for registration made under this SECTION 6.1(a), the filing or effectiveness of a registration statement under this SECTION 6.1(a) if the Company believes that such registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer of similar transaction; PROVIDED, that in such event, the Requesting Stockholder will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this SECTION 6.1. In any event, the Company will pay all Registration Expenses in connection with any registration initiated under this SECTION 6.1.

     (b) If the Company proposes to effect a registration requested pursuant to this SECTION 6.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the Managing Underwriter to effect such registration on another permitted form if such Managing Underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance of such proposed offering.

     (c) A registration requested pursuant to SECTION 6.1(a) will not be deemed to have been effected unless it has become effective; PROVIDED, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

     (d) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this
SECTION 6.1.

     (e) The Company shall have the right to select the Managing Underwriter, provided, that such Managing Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such a firm commitment underwriting through a nationally recognized underwriter (an "UNDERWRITTEN OFFERING").

     (f) In connection with any offering pursuant to this SECTION 6.1, the only shares that may be included in such offering are (i) Registrable Securities, and
(ii) shares of authorized but unissued Common Stock that the Company elects to include in such offering ("COMPANY SECURITIES").

     (g) If in connection with any Underwritten Offering pursuant to this
SECTION 6.1 the Managing Underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration and shares shall be excluded from such offering in the following order until the number of shares to be included in such offering has been reduced to a level acceptable to the Managing Underwriter: any Company Securities requested to be registered, if any, shall be excluded until all such Registrable Securities have been excluded; and thereafter the Registrable Securities requested to be registered by the Management Stockholders, if any, shall be excluded pro rata until all such Registrable Securities have been excluded; and thereafter the Registrable Securities requested by any other holders of Registrable Securities to be included in such offering shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons.

     Section 6.2 PIGGYBACK REGISTRATIONS.

     (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under SECTION 6.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an Underwritten Offering of Registrable Securities and, if so, the identity of the Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use commercially reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; PROVIDED, HOWEVER, that:

          (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as herein above provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of Requesting Holders to request that such registration be effected as a registration under SECTION 6.1.

          (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, PROVIDED, HOWEVER, that such holders shall not be required to make any representations about the Company's business and will not be required to indemnify the underwriters for an amount which exceeds the net proceeds received by such holder.

No registration effected under this SECTION 6.2 shall relieve the Company of its obligation to effect registration upon request under SECTION 6.1.

     (b) The Company shall not be obligated to effect any registration of Registrable Securities under this SECTION 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

     (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this SECTION 6.2 shall be paid by the Company.

     (d) If a registration pursuant to this SECTION 6.2 involves an Underwritten Offering and the Managing Underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) the securities the Company proposes to sell and (ii) the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such Managing Underwriter, can be sold, such amount to be allocated among all such holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration.

     (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this SECTION 6.2, the Company shall have the right to select the Managing Underwriter with respect to the offering; PROVIDED, that such Managing Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

     Section 6.3 REGISTRATION PROCEDURES.

     (a) If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in SECTION 6.1 or 6.2, the Company will, as expeditiously as possible:

          (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Company, (or in the event that the Company has postponed a registration statement pursuant to SECTION 6.1(a), not later than 30 days after the date to which the Company postponed such registration statement), file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; PROVIDED, that in the case of a registration provided for in SECTION 6.1 or 6.2, before filing a registration statement or prospectus or any amendments or supplements thereof, the Company will furnish to one counsel selected by JZEP, and one counsel selected by the Jordan Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, PROVIDED, FURTHER, that the Company may discontinue any registration of its securities that is being effected pursuant to SECTION 6.2 at any time prior to the effective date of the registration statement relating thereto in accordance with the terms hereof.

          (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine months (or until all the shares are sold) and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

          (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a final prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

          (iv) Use its commercially reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
     SECTION 6.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

          (v) Use its commercially reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

          (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in SECTION 6.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, promptly deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (vii) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

          (viii) Use its commercially reasonable best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange or NASDAQ as they may reasonably designate.

          (ix) In the event the offering is an Underwritten Offering, use its commercially reasonable best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company and a legal opinion letter from counsel to the Company, each in customary form and covering such matters of the type customarily covered by such letters.

          (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions in order to effect an underwritten public offering of such Registrable Securities.

          (xi) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
SECTION 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 6.3(a)(vi).

     (c) In connection with the Company's initial public offering, each Stockholder agrees, whether or not such Stockholder's Stock are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock, or of any security convertible into or exchangeable or exercisable for Common Stock (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the Managing Underwriter shall designate) after the effective date of such registration.

     (d) If a registration pursuant to SECTION 6.1 or 6.2 involves an Underwritten Offering, the Company agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 180 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a registration statement with respect to a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

     (e) If a registration pursuant to SECTION 6.1 or 6.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the Managing Underwriter to limit its rights under this SECTION 6.3.

     (f) It is understood that in any Underwritten Offering, in addition to any shares of Common Stock (the "INITIAL SHARES") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued shares of Common Stock (the "OPTION SHARES") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed by the Company and such other sellers or, in the absence of agreement, pursuant to SECTION 6.1(h) or 6.2(d), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

     Section 6.4 INDEMNIFICATION.

     (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to SECTION 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Stock covered by such registration statement, such seller's directors and officers or general and limited partners, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage or expense (joint or several) whatsoever arising out of or based upon (x) an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any preliminary or final prospectus contained therein or any amendment or supplement thereto), including all documents incorporated therein by reference; (y) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; or (z) any violation or alleged violation by the Company of the Securities

     Act or the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law.

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense reasonably incurred by such seller in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the circumstances set forth in clauses (x), (y) and (z) above, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or final prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this SECTION 6.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Stock to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

     (b) The Company may require, as a condition to including any Stock in any registration statement filed in accordance with SECTION 6.1 or 6.2, that the Company shall have received an undertaking in customary form from the prospective seller of such Stock or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in SECTION 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

          The obligations of the Company and such sellers pursuant to this
SECTION 6.4 are to be several and not joint; PROVIDED, HOWEVER, that with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this
SECTION 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Stock held by such seller pursuant to such registration statement.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this SECTION 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
SECTION 6.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel in each jurisdiction for a majority of the sellers of Stock, or more than one firm of counsel in each jurisdiction for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

     (d) The Company and each seller of Stock shall provide for the foregoing indemnity in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

     Section 6.5 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by
SECTION 6.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Stock and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Stock (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Stock shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under SECTION 6.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Stock, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Stock. For purposes of this
SECTION 6.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Stock within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Stock, as the case may be.

     Section 6.6 RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 6.7 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in a registration statement, unless such rights to include securities in a registration initiated by the Company or by Stockholders are not superior or prior to the rights of the Stockholders.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.1 CERTAIN TERMINATIONS. ARTICLES II, III, IV, and V shall terminate on the date on which any of the following events first occurs: (i) a merger or consolidation of the Company with or into another Person that is not an Affiliate of the Company, as a result of which the Stockholders immediately prior to such event own less than 51% of the outstanding shares of

Voting Stock of the surviving or resulting corporation, (ii) the sale or other disposition of all or substantially all the assets of the Company to a Person that is not an Affiliate of the Company, or (iii) a Public Offering.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may Transfer any of its rights hereunder to any Person other than in accordance with this Agreement. The Company may not assign any of its rights hereunder other than by operation of law. If any transferee of any Stockholder shall acquire any Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

     Section 8.2 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE; CONFLICTS.

     (a) This Agreement may be amended only by a written instrument duly executed by (x) the Company, and (y) the holders of a majority of Stock held by the Jordan Investors and JZEP. Notwithstanding the foregoing: (i) without the consent of all Stockholders, this Agreement may not be amended in a manner which unequally or disproportionately affects holders of the same class or series of Stock; (ii) without the consent of each affected Stockholder, this Agreement may not be amended to require a Stockholder to vote its Stock in a particular manner, and (iii) the addition of another Person as a party to this Agreement in accordance with the terms hereof, including any Permitted Transferee, and any resulting change to the Stockholder Schedules will not be deemed to be an amendment to this Agreement. The Company shall give prompt written notice of any amendment of this Agreement to any Stockholder that did not consent in writing to such amendment.

     (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.3 NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile (with such facsimile confirmed promptly in writing sent by certified or registered mail, return receipt requested), or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

          (i) If to the Company, addressed to the Company c/o The Jordan Company, LLC, 48th Floor, 767 Fifth Avenue, New York, New York 10153;
     Attention: A. Richard Caputo, Jr.;

          (ii) If to any Jordan Investor, addressed to the Company or to such Jordan Investor c/o The Jordan Company, LLC, 48th Floor, 767 Fifth Avenue, New York, New York 10153; Attention: A. Richard Caputo, Jr.

          (iii) If to JZEP, addressed to JZEP, c/o Jordan/Zalaznick Advisers, Inc., 48th Floor, 767 Fifth Avenue, New York, New York 10153; Attention:
     Melissa Chuilli.

          (iv) If to a Stockholder other than the Jordan Investors or JZEP, to the address of such Stockholder set forth in the stock records of the Company,

or, in each case, to such other address or facsimile number as such party may designate in writing to each Stockholder and the Company by written notice given in the manner specified herein.

     All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile, on the next business day if sent by overnight courier service or five business days after being so mailed.

     Section 8.4 ENTIRE AGREEMENT. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. The Company represents to the Stockholders that the rights granted to the Stockholders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party.

     Section 8.5 INSPECTION. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

     Section 8.6 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.7 RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING THE COMMON STOCK; NEW ISSUANCES. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and the Preferred Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

     Section 8.8 RATIFICATION OF PRIOR ACTS OF BOARD OF DIRECTORS OF COMPANY; RIGHT TO NEGOTIATE. Each of the Stockholders hereby adopts, ratifies and confirm all of the actions heretofore taken by the Board of Directors in all respects. Each of the Stockholders hereby agrees that nothing in this Agreement (apart from ARTICLE V hereof) shall be deemed to restrict or prohibit the Company from purchasing Stock from any Stockholder at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and such Stockholder, whether or not at the time of such purchase, circumstances exist which specifically grant the Company the right to purchase, or such Stockholder the right to sell, Stock pursuant to the terms of this Agreement.

     Section 8.9 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF DELAWARE OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 8.9 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

     Section 8.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     Section 8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.12 NEW STOCKHOLDERS. If the requirements of this Agreement otherwise have been met, new holders of Stock may become parties to this Agreement by executing a counterpart to this Agreement, at which time the Company shall revise EXHIBIT A as may be necessary or appropriate.

     IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:


                                        SAFETY HOLDINGS, INC.


                                        By:/s/A. Richard Caputo, Jr.
                                           ---------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title:


                                        JZ EQUITY PARTNERS PLC


                                        By:/s/David W. Zalaznick
                                           ---------------------------------
                                           Name:  David W. Zalaznick
                                           Title:


                                        LEUCADIA INVESTORS, INC.


                                        By:/s/Joseph Orlando
                                           ---------------------------------
                                           Name:  Joseph Orlando
                                           Title:


                                        JOHN W. JORDAN II REVOCABLE TRUST


                                        By:/s/John W. Jordan II
                                           ---------------------------------
                                           Name:   John W. Jordan II
                                           Title:  Trustee


                                        /s/David W. Zalaznick
                                        ------------------------------------
                                        David W. Zalaznick


                                        /s/Jonathan F. Boucher
                                        ------------------------------------
                                        Jonathan F. Boucher

                                        /s/Adam E. Max
                                        ------------------------------------
                                        Adam E. Max


                                        /s/A. Richard Caputo, Jr.
                                        ------------------------------------
                                        A. Richard Caputo, Jr.


                                        /s/Paul Rodzevik
                                        ------------------------------------
                                        Paul Rodzevik


                                        /s/Douglas J. Zych
                                        ------------------------------------
                                        Douglas J. Zych


                                        /s/Brian Higgins
                                        ------------------------------------
                                        Brian Higgins


                                        /s/Robert D. Mann
                                        ------------------------------------
                                        Robert D. Mann


                                        MANAGEMENT STOCKHOLDERS:


                                        /s/David F. Brussard
                                        ------------------------------------
                                        David F.  Brussard


                                        /s/Edward N. Patrick, Jr.
                                        ------------------------------------
                                        Edward N. Patrick, Jr.


                                        /s/William J. Begley, Jr.
                                        ------------------------------------
                                        William J. Begley, Jr.


                                        /s/Daniel F. Crimmins
                                        ------------------------------------
                                        Daniel F. Crimmins

                                        /s/Robert J. Kerton
                                        ------------------------------------
                                        Robert J. Kerton


                                        /s/David E. Krupa
                                        ------------------------------------
                                        David E. Krupa


                                        /s/Daniel D. Loranger
                                        ------------------------------------
                                        Daniel D. Loranger